SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                    WINDSOR WOODMONT BLACK HAWK RESORT CORP.
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              (Exact name of registrant as specified in its harter)

               Colorado                                  75-2740870
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

             12160 North Abrams Road, Suite 516, Dallas, Texas 75243
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               (Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:
       Title of each class                       Name of each exchange on which
       to be so registered                       each class is to be registered

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If this form relates to the registration of a class of securities pursuant to section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]

If this form relates to the registration of a class of securities pursuant to section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box [X]

Securities Act registration statement file number to which this form relates:

                                   333-41292

Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.01 par value
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                                (Title of class)

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     The prospectus to be filed by the registrant pursuant to Rule 424(b) under the Securities Act of 1933 (SEC File No. 333-41292), including the section thereof entitled "Description of Capital Stock--Common Stock" shall be deemed to be incorporated by reference into this registration statement.

Item 2.  Exhibits.

     The following exhibits, all of which have been filed as Exhibits to the registration statement on Form S-4 of the registrant (SEC File No. 333-41292), are hereby incorporated by reference into this registration statement.

      Exhibit
        No.                             Description
      -------                           -----------

         1 First Amended and Restated Articles of Incorporation of Windsor Woodmont Black Hawk Resort Corp. (filed as Exhibit
                    3.1 to the registration statement on Form S-4 of the registrant (SEC File No. 333-41292))

         2 First Amended and Restated Bylaws of Windsor Woodmont Black Hawk Resort Corp. (filed as Exhibit 3.2 to the registration statement on Form S-4 of the registrant (SEC File No. 333-41292))

         3          Form of Common Stock Certificate


                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)       WINDSOR WOODMONT BLACK HAWK RESORT CORP.
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Date   October 3, 2000
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By     /s/ Daniel P. Robinowitz
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           Daniel P. Robinowitz, President

                                                                       EXHIBIT 3


NUMBER ____       Windsor Woodmont Black Hawk Resort Corp.         ______ Shares
                                                                    Common Stock
                             a Colorado corporation
                 Common Stock 10,000,000 Shares, par value $0.01






     THIS CERTIFIES THAT: __________________________ is the record holder of _________ shares of Common Stock, par value $0.01 of Windsor Woodmont Black Hawk Resort Corp., transferable only on the share register of said corporation, in person or by duly authorized attorney, upon surrender of this certificate properly endorsed or assigned.


     This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and any amendments thereto, to all of which the holder of this certificate, by acceptance hereof, assents. The corporation will furnish without charge to each stockholder who so requests a statement of all the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     WITNESS the Seal of the corporation and the signatures of its duly authorized officers this ____ day of ________, _____.







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Daniel P. Robinowitz                        Michael L. Armstrong
President and Chief Executive Officer       Executive Vice President, Chief
                                            Financial Officer, Treasurer and
                                            Secretary

FOR VALUE RECEIVED ___________________________ DOES HEREBY SELL, ASSIGN, PLEDGE, GRANT A SECURITY INTEREST IN AND TRANSFER UNTO


Please insert social security or other
identifying number of assignee

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             (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING
                          POSTAL ZIP CODE OF ASSIGNEE)

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Attorney to transfer the said Shares on the books of the within named
Corporation with full power of substitution in the premises.


Dated ________________________, 20___


             In presence of
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